UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2013

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan	48393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 20, 2013, Rockwell Medical, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with investors (the “Investors”) to sell up to an aggregate of 4.3 million shares of the Company’s common stock (the “Shares”).  The purchase price per share is $3.00, resulting in expected gross proceeds of approximately $12.9 million.  The net offering proceeds to the Company, after deducting discounts and commissions and the estimated offering expenses payable by the Company, are expected to be approximately $12.0 million. Investors became parties to the Purchase Agreement and obligated to purchase Shares in the offering by executing a form of subscription agreement.

The Purchase Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing.  The Shares are expected to be delivered to the Investors on or about March 25, 2013, subject to the satisfaction of customary closing conditions.

Pursuant to a placement agent agreement, dated as of March 20, 2013 (the “Placement Agent Agreement”), the Company engaged Chardan Capital Markets, LLC and Newbridge Securities Corporation (collectively, the “Placement Agents”) to act as the Company’s exclusive placement agents in connection with the offering.  The Placement Agent Agreement does not give rise to any commitment by either Placement Agent to purchase any of the Company’s Shares, and the Placement Agents have no authority to bind the Company to sell securities by virtue of the agreement.

The Shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (no. 333-181003).  A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the Purchase Agreement, the Placement Agent Agreement and the form of subscription agreement does not purport to be complete and is qualified in its entirety by reference to the terms of such agreements that are attached hereto as exhibit and incorporated herein by reference.  The benefits of the representations and warranties set forth in the Purchase Agreement and the Placement Agent Agreement are intended only for the Investors and the Placement Agents, respectively, and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Dykema Gossett PLLC
10.50	Stock Purchase Agreement between Rockwell Medical, Inc. and the investors party thereto, dated March 20, 2013
10.51	Placement Agent Agreement, dated as of March 20, 2013, among the Company, Chardan Capital Markets, LLC and Newbridge Securities Corporation
10.52	Form of Subscription Agreement, dated as of March 20, 2013
23.1	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1)
99.1	Press Release, dated March 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: March 20, 2013	By:	/s/ Thomas E. Klema
Thomas E. Klema
	Its:	Chief Financial Officer